EXHIBIT 31.2

CERTIFICATION

I, Thomas Liguori, certify that:

1. I have reviewed this annual report on Form 10-K/A of Hypercom Corporation;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

/s/  Thomas Liguori
Thomas Liguori
Senior Vice President and Chief Financial Officer

Date: March 23, 2007